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                                                                   EXHIBIT 23.01




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-53349) pertaining to the Amended and Restated 1993 Directors' Stock Plan (formerly 1993 Directors' Stock Option Plan), of our report dated June 14, 2004, except for the second and eighth paragraphs of Note 17, as to which the date is June 18, 2004, with respect to the consolidated financial statements and schedule of Oracle Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2004, filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP


San Francisco, California
June 24, 2004